Exhibit 10.02

CONFIDENTIAL TREATMENT REQUESTED.  Confidential portions of this document have been redacted and have been separately filed with the Commission.

AMENDED AND RESTATED ADVISORY AGREEMENT

THIS AMENDED AND RESTATED AGREEMENT, made as of September 16, 2008, among JWH Global Trust, a Delaware statutory business trust (the “Fund”), R.J. O’Brien Fund Management, LLC, a Delaware limited liability company (the “Managing Owner”), and  John W. Henry & Company, Inc, a Florida corporation (the “Trading Advisor”).

W I T N E S S E T H :

WHEREAS, the Fund has been organized as a Delaware statutory business trust  pursuant to its organizational documents to, among other things, directly or indirectly through one or more commodity trading advisors, trade, buy, sell, spread, or otherwise acquire, hold, or dispose of commodities (including, but not limited to, foreign currencies, mortgage-backed securities, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), domestic and foreign commodity futures contracts, forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, exchange of futures contracts for physicals transactions, exchange of physicals for futures contracts transactions, and any rights pertaining thereto, whether traded on an organized exchange or otherwise (hereinafter referred to collectively as “futures interests;” provided, however, such definition shall exclude securities futures products as defined by the Commodity Futures Trading Commission (“CFTC”), options in securities futures and options in equities) and securities (such as United States Treasury securities) approved by the CFTC for investment of customer funds and other securities on a limited basis, and to engage in all activities incident thereto;

WHEREAS, the Fund is a commodity pool operated by the Managing Owner; and the Fund’s units are being offered pursuant to a registration statement on Form S-1 (No. 333-146177) as from time to time amended filed under the Securities Act of 1933, as amended;

WHEREAS, the Trading Advisor has acted as the Fund’s sole trading advisor since the Fund’s inception pursuant to an advisory agreement dated as of April 3, 1997 and subsequently amended;

WHEREAS, the Trading Advisor is willing to continue to provide the services and undertake the obligations as set forth herein;

WHEREAS, the Fund and the Managing Owner each desires the Trading Advisor to continue to act as a trading advisor for the Fund and to make investment decisions with respect to futures interests for the Fund and the Trading Advisor desires so to act;

WHEREAS, this Agreement amends and restates the advisory agreement dated April 3, 2007, among the Trading Advisor, the Fund and the Managing Owner, as amended, in its entirety, except as described in Section 12 of this Agreement; and

WHEREAS, the Fund, the Managing Owner and the Trading Advisor wish to enter into this Agreement which, among other things, sets forth certain terms and conditions upon which the Trading Advisor will conduct the futures interest trading with respect to a portion of the Fund’s assets, as described herein;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.	Undertakings in Connection with the Continuing Offering of Units.

(a) The Trading Advisor agrees with respect to the continuing offering of interests (“Units”) in the Fund: (i) to make all disclosures regarding itself, its principals and affiliates, its trading performance, its trading systems, methods and strategies (subject to the need, in the reasonable discretion of the Trading Advisor, to preserve the secrecy of Proprietary Information (as defined in Section 1(c) hereof) concerning such systems, methods and strategies), any client accounts over which it has discretionary trading authority (other than the names of or identifying information with respect to any such clients), and otherwise, as the Fund may reasonably require (x) in connection with Fund’s offering materials (the “Prospectus”) as required by Rule 4.21 of the regulations under the Commodity Exchange Act (the “CEAct”), and the rules and regulations of the Securities and Exchange Commission (the “SEC”) including in connection with any amendments or supplements thereto, or (y) to comply with any other applicable law or rule or regulation, including those of the CFTC, the National Futures Association (the “NFA”), the SEC, or any other regulatory or self-regulatory body, exchange, or board with jurisdiction over its members (or to comply with the reasonable request of the aforementioned organizations); and (ii) to otherwise cooperate with the Fund and the Managing Owner by providing information regarding the Trading Advisor in connection with the preparation of the Prospectus, including any amendments or supplements thereto, as part of making application for registration of the Units under the securities or blue sky laws of any jurisdictions, including foreign jurisdictions, as the Fund may deem appropriate; provided that all such disclosures are subject to the need, in the reasonable discretion of the Trading Advisor, to preserve the secrecy of Proprietary Information concerning its clients, systems methods and strategies. As used herein, unless otherwise provided, the term “principal” shall have the meaning as defined in Rule 4.10(e) of the CFTC’s regulations and the term “affiliate” shall mean an individual or entity that directly or indirectly controls, is controlled by, or is under common control with, such party.  The Managing Owner may, in its sole discretion and at any time, withdraw the SEC registration of the Units or discontinue the offering of Units.

(b) If the Trading Advisor becomes aware of any materially untrue or misleading statement or omission regarding itself or any of its principals or affiliates in the Disclosure Document (as defined in Section 19 hereof), or of the occurrence of any event or change in circumstances which would result in there being any materially untrue or misleading statement or omission in the Disclosure Document regarding itself or any of its principals or affiliates, the Trading Advisor shall promptly notify the Managing Owner and shall cooperate with the Managing Owner in the preparation of any necessary amendments or supplements to the Prospectus. Neither the Trading Advisor nor any of its principals, or affiliates, or any stockholders, officers, directors, or employees shall distribute the Prospectus or selling literature or shall engage in any selling activities whatsoever in connection with the continuing offering of Units except as may be specifically approved by the Managing Owner and agreed to by the Trading Advisor.

(c) For purposes of this Agreement, and notwithstanding any of the provisions hereof, all non-public information relating to the Trading Advisor including, but not limited to, records, whether original, duplicated, computerized, handwritten, or in any other form, and information contained therein, business and/or marketing and/or sales plans and proposals, names of past and current clients, names of past, current and prospective contacts, trading methodologies, systems, strategies and programs, trading advice, trading instructions, results of proprietary accounts, training materials, research data bases, portfolios, and computer software, and all written and oral information, to the extent that any of such information is furnished by the Trading Advisor in the course of providing trading advice to the Fund or information in connection with the preparation of the Fund’s prospectus or other offering materials, to the Fund and the Managing Owner and/or their officers, directors, employees, agents (including, but not limited to, attorneys, accountants, consultants, and financial advisors) or controlling persons (each a “Recipient”), regardless of the manner in which it is furnished, together with any analysis, compilations, studies or other documents or records which are prepared by a Recipient of such information and which contain or are generated from such information, regardless of whether explicitly identified as confidential, with the exception of information which (i) is or becomes generally available to the public other than as a result of acts by the Recipient in violation of this Agreement, (ii) is in the possession of the Recipient prior to its disclosure pursuant to the terms hereof, (iii) is or becomes available to the Recipient from a source that is not bound by a confidentiality agreement with regard to such information or by any other legal obligation of confidentiality prohibiting such disclosure, or (iv) that is independently developed by the Recipient without use of the confidential information described in this Section 1(c), are and shall be confidential information and/or trade secrets and the exclusive property of the Trading Advisor (“Confidential Information” and/or “Proprietary Information”).

(d) The Fund and the Managing Owner each warrants and agrees that they and their respective officers, directors, members, equity holders, employees and agents (including for purposes of this Agreement, but not limited to, attorneys, accountants, consultants, and financial advisors) will protect and preserve the Confidential Information and will disclose Confidential Information or otherwise make Confidential Information available only to the Fund’s or the Managing Owner’s officers, directors, members, equity holders, employees and agents (including for purposes of this Agreement, but not limited to, attorneys, accountants, consultants, and financial advisors), who need to know the Confidential Information (or any part of it) for the purpose of satisfying  Fund’s or Managing Owner’s fiduciary, legal, reporting, filing or other obligations hereunder or to monitor performance in the account during the term of this Agreement or thereafter, or  the Fund, Managing Owner or a Recipient, as the case may be, is required to disclose such Confidential Information due to a fiduciary obligation or legal or regulatory request. Additionally, the Fund and the Managing Owner each warrants and agrees that it and any Recipient will use the Confidential Information solely for the purpose of satisfying the Fund’s or the Managing Owner’s obligations under this Agreement and not in a manner which violates the terms of this Agreement.

2.	Duties of the Trading Advisor.

(a) The Trading Advisor hereby agrees to continue to act as a trading advisor to the Fund after its conversion to a multi –advisor format on or about November 1, 2008   with respect to a portion of the assets of the Fund then allocated to the Trading Advisor,  and, as such, shall have exclusive authority and responsibility for directing the investment and reinvestment of that portion of the Fund’s assets allocated to the Trading Advisor, which shall consist of the Allocated Net Assets (as defined in Section  5 (c) hereof) plus “notional” funds, if any, allocated to the Trading Advisor, as specified in writing by the Managing Owner and consented to by the Trading Advisor (the “Assets”), on the terms and conditions and in accordance with the prohibitions and the trading policies set forth in Exhibit A to this Agreement as amended from time to time and provided in writing to the Trading Advisor by the Managing Owner (the “Trading Policies”); provided, however, that the Managing Owner may override the instructions of the Trading Advisor with concurrent  notice to the Trading Advisor to the extent necessary (i) to comply with the Trading Policies and with applicable speculative position limits, (ii) to fund any distributions or redemptions, (iii) to pay the Fund’s expenses, (iv) to the extent the Managing Owner believes doing so is necessary for the protection of the Fund, (v) to terminate the futures interest trading of the Account (as defined in Section 4) with the Trading Advisor, or (vi) to comply with any applicable law or regulation. The Managing Owner agrees not to override any such instructions for the reasons specified in clauses (ii) or (iii) of the preceding sentence unless the Trading Advisor fails to comply with a request of the Managing Owner to make the necessary amount of funds available to the Fund within two trading days of such request.  The Trading Advisor shall not be liable for the consequences of any decision by the Managing Owner to override instructions of the Trading Advisor, except to the extent that such consequences result from a material breach of this Agreement by the Trading Advisor or the Trading Advisor fails to comply with the Managing Owner’s decision to override an instruction after such an override decision has been communicated in writing to the Trading Advisor for action by the Trading Advisor.  Notwithstanding anything to the contrary contained in this Agreement, the Fund shall have the right to instruct the Trading Advisor to liquidate any or all positions at any time.  The Fund and the Managing Owner acknowledge that the Trading Advisor makes no guarantee that that the trading directed by it will be profitable or will avoid losses.

(b) The Trading Advisor shall:

(i) Exercise good faith and due care in trading futures interests for the account of the Fund in accordance with the Trading Policies, and the trading systems, methods, and strategies of the Trading Advisor described in the Disclosure Document, with such changes and additions to such trading systems, methods or strategies as the Trading Advisor, from time to time, incorporates into its trading approach for accounts the size of the Fund.

(ii) Provide the Managing Owner, within 45 days of the end of a calendar quarter, and within 45 days of a separate request which the Managing Owner may make from time to time, with information comparing the performance of the   Account ( as defined in Section 4 hereof)  and the performance of all other client accounts (“Other Accounts”) directed by the Trading Advisor using the trading systems used by the Trading Advisor on behalf of the Fund over a specified period of time for the purpose of confirming that the Fund has been treated equitably compared to such Other Accounts.  In providing such information, the Trading Advisor may take such steps as are necessary to assure the confidentiality of the Trading Advisor’s clients’ identities. The Trading Advisor shall, upon the Managing Owner’s request, consult with the Managing Owner concerning any material discrepancies between the performance of such Other

Accounts and the Fund’s account. The Trading Advisor shall promptly inform the Managing Owner in writing of any material discrepancies of which the Trading Advisor is aware. The Managing Owner acknowledges that the following differences in accounts may cause divergent trading results:  different trading strategies, methods or degrees of leverage, different trading policies, accounts experiencing differing inflows or outflows of equity, different risk profiles, accounts which commence trading at different times, procedures governing the timing for the commencement of trading and moving towards full portfolio commitment for new accounts, the interest arrangements for an account, the brokerage rates paid by an account, the timing or orders to open and close positions, market conditions that  affect the quality of trade execution, variations in fill prices, and accounts which have different portfolios or different fiscal years.

(iii) Inform the Managing Owner when the Trading Advisor’s open positions maintained by the Trading Advisor exceed the Trading Advisor’s applicable speculative position limits.

(iv) Upon request of the Managing Owner, promptly provide the Managing Owner with all information concerning the Trading Advisor and its activities reasonably requested by the Managing Owner (including, without limitation, information relating to changes in control, key personnel, trading approach, or financial condition).  Additionally, the Trading Advisor agrees to furnish R.J. O’Brien & Associates, LLC (“RJOB”) by telephone, facsimile or electronic data transmission  (i) a final report of all trades at the end of each business day and (ii) a report of any trade made involving a position with a required initial margin equal to 10% or more of the Assets within 30 minutes of the Trading Advisor’s receipt of confirmation, verbal or otherwise, from the executing broker that such a trade has been executed.  The Trading Advisor further acknowledges and agrees that the timely provision of all such information is of the essence in order to enable the Fund, the Fund’s agents designated in writing to the Trading Advisor, and RJOB to monitor and comply with mandatory risk control algorithms imposed upon the operation of the Fund.

(c) All purchases and sales of futures interests pursuant to this Agreement shall be for the account, and at the risk, of the Fund and not for the account, or at the risk of the Trading Advisor or any of its affiliates or each of their principals, stockholders, directors, officers, or employees, or any other person, if any, who controls the Trading Advisor. All brokerage commissions and related transaction fees arising from such trading by the Trading Advisor shall be for the account of the Fund.

(d) Subject to Section 8(a) hereof, *. The Trading Advisor shall have an affirmative obligation to promptly notify the Managing Owner upon discovery of its own errors with respect to the account, and the Trading Advisor shall use its best efforts to identify and promptly notify the Managing Owner of any order or trade which the Trading Advisor reasonably believes was not executed in accordance with its instructions to any Commodity Broker or such other commodity broker utilized to execute orders for the Fund.

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* Confidential material redacted and filed separately with the Commission.

(e) Prior to the commencement of trading by the Fund, the Managing Owner, on behalf of the Fund, shall deliver to the Trading Advisor a trading authorization appointing the Trading Advisor one of the Fund’s attorneys-in-fact for such purpose (a form of which is attached hereto as Exhibit B).

(f) In performing services to the Fund, beginning on or about November 1, 2008 (the “Effective Date”), the Trading Advisor shall utilize its JWH Diversified Plus trading program (the “Trading Program”), as described in the Disclosure Document, and as modified from time to time by written agreement between the parties. The Trading Advisor shall give the Managing Owner prior written notice of any change in a Trading Program that the Trading Advisor considers to be material (and shall not effect such change on behalf of the Fund without the Managing Owner’s consent), including any additional futures interests to be traded by the Trading Advisor not already listed on Exhibit C.  Changes in the futures interests traded, provided that such futures interests are listed on Exhibit C, shall not be deemed a modification of the Trading Program. Changes in the trading size to equity ratio within a Trading Program are not deemed to be material changes and shall not require advance approval by the Fund or Managing Owner.

3.	Trading Advisor as an Independent Contractor.

For all purposes of this Agreement, the Trading Advisor shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.  Nothing contained herein shall be deemed to require the Fund to take any action contrary to its governing documents as from time to time in effect, or any applicable law or rule or regulation of any regulatory or self-regulatory body, exchange, or board. Nothing herein contained shall constitute the Trading Advisor, other trading advisors retained now or hereafter for the Fund  or the Managing Owner as members of any partnership, joint venture, association, syndicate or other entity, or be deemed to confer on any of them any express, implied, or apparent authority to incur any obligation or liability on behalf of any other. It is expressly agreed that the Trading Advisor is neither a promoter, sponsor, or issuer with respect to the Fund, nor does the Trading Advisor have any authority or responsibility with respect to the offer, sale or issuance of Units. All trading conducted by the Trading Advisor for the Fund shall be conducted independently of any other trading advisors retained by the Fund.

4.	Commodity Broker.

The Trading Advisor shall effect all transactions in futures interests for the Fund through the Fund’s separate account of the Fund to be traded exclusively by the Trading Advisor (the “Account”) maintained with RJOB or such commodity broker or brokers as the Managing Owner shall direct and appoint from time to time (the “Commodity Brokers”). The Fund shall instruct the Broker to provide copies of all statements for the Account to the Trading Advisor.

Notwithstanding the foregoing, the Trading Advisor may execute trades through floor brokers other than those employed by RJOB and its affiliates so long as arrangements (including executed give-up agreements) are made for such floor brokers to “give-up” or transfer the positions to RJOB in conformity with the Trading Policies set forth in Exhibit A attached hereto.

5.	Fees.

(a) For the services to be rendered to the Fund by the Trading Advisor under this Agreement:

(i) The Fund shall pay the Trading Advisor a monthly management fee equal to 1/12 of *% (a *% annual rate) of the Assets allocated to it (as defined in Section 2(a) hereof) as of the last day of each month (the “Management Fee”).  The Management Fee is payable in arrears within 20 Business Days of the end of the month for which it was calculated.  For purposes of this Agreement, “Business Day” shall mean any day which the securities markets are open in the United States.

(ii) The Fund shall pay the Trading Advisor an incentive fee equal to 20% of the New Trading Profit (as defined in Section 5(d) hereof) that shall accrue monthly but is not payable until the end of each calendar quarter (the “Incentive Fee”).    The Incentive Fee is payable within 20 Business Days of the end of the calendar quarter for which it was calculated.

(b) If this Agreement is terminated or assets allocated away from the Trading Advisor (whether due to redemptions, reallocations to other advisors for the Fund or distributions) on a date other than the last day of a calendar quarter, the Incentive Fee shall be determined and paid as if such date were the end of a calendar quarter (in the case of assets allocated away from the Trading Advisor, only with respect to such assets). If this Agreement is terminated on a date other than the end of a month, the Management Fee described above shall be determined as if such date were the end of a month, but such fee shall be prorated based on the ratio of the number of trading days in the month through the date of termination to the total number of trading days in the month. If, during any month after the Trading Advisor commences trading operations on behalf of the Account, the Fund does not conduct business operations, or suspends trading for the Account, or, as a result of an act or material failure to act by the Trading Advisor, is otherwise unable to utilize the trading advice of the Trading Advisor on any of the trading days of that month for any reason, the Management Fee shall be prorated based on the ratio of the number of trading days in the month which the Account engaged in trading operations or utilizes the trading advice of the Trading Advisor to the total number of trading days in the month. In the event that there is an increase or decrease in the Assets as of any day other than the first day of a month, the Trading Advisor shall be paid a pro rata Management Fee on such increase or decrease in the Assets for such month.

(c) The term “Allocated Net Assets” shall mean the assets of the Fund allocated to the Account (including, but not limited to, all cash and cash equivalents, accrued interest and amortization of original issue discount, and the market value (marked-to-market) of all open futures interest positions and other assets of the Account) less all liabilities of the Fund allocated to the Account determined in accordance with generally accepted accounting principles
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* Confidential material redacted and filed separately with the Commission.

consistently applied under the accrual basis of accounting.   The Management Fee shall be calculated before deduction for the Management Fee, distributions, redemptions, reallocations and Incentive Fees.  Unless generally accepted accounting principles require otherwise, the market value of a futures or option contract traded on a United States exchange shall mean the settlement price on the exchange on which the particular futures or option contract  is traded by the Trading Advisor on behalf of the Account with respect to which the Net Assets are being determined; provided, however, that if a contract could not be liquidated on such day due to the operation of daily limits or other rules of the exchange on which that contract shall be traded or otherwise, the settlement price on the first subsequent day on which the contract could be  liquidated shall be the market value of such contract for such day, or if a contract could not be liquidated on such day due to the exchange being closed for an exchange holiday, the settlement price on the most recent preceding day on which the contract could have been liquidated shall be the market value of such contract for such day.  The market value of a forward contract or a futures or option contract traded on a foreign exchange or market shall mean its market value as determined by the Managing Owner on a basis consistently applied for each different variety of contract.

(d)  The term “New Trading Profit” shall mean net futures interest trading profits (realized and unrealized) on the Assets, decreased by the Trading Advisor’s monthly Management Fees and brokerage commissions and NFA fees applicable to the Account; provided further, New Trading Profit shall also be reduced by an amount equal to the prior trading losses on the Fund's assets traded by the Trading Advisor on the date immediately prior to the Effective Date of this Agreement multiplied by a percentage equal to the percentage of Fund assets to be traded by the Trading Advisor as of the Effective Date of this Agreement. Such trading profits and items of decrease shall be determined from the end of the last calendar quarter in respect of which an Incentive Fee was earned by the Trading Advisor. With respect to New Trading Profits, Extraordinary expenses do not reduce New Trading Profit. Interest income is not included in New Trading Profit. New Trading Profit shall be calculated before reduction for Incentive Fees paid or accrued so that the Trading Advisor does not have to earn back Incentive Fees.

(e) If any payment of Incentive Fees is made to the Trading Advisor on account of New Trading Profit earned by the Trading Advisor and the Trading Advisor thereafter fails to earn New Trading Profit or experiences losses for any subsequent incentive period, the Trading Advisor shall be entitled to retain such amounts of Incentive Fees previously paid to the Trading Advisor in respect of such New Trading Profit.

(f) No Incentive Fees shall be payable to the Trading Advisor until the Trading Advisor has earned New Trading Profit; provided, however, that if the Assets are reduced because of redemptions, a reallocation of Assets, or a distribution that occurs at the end of, and/or subsequent to, a calendar quarter in which the Trading Advisor experiences a futures interest trading loss for the Fund, the trading loss that must be recovered before the Trading Advisor will be deemed to experience New Trading Profit in a subsequent calendar quarter will be equal to the amount determined by (x) dividing the Assets after such decrease by the Assets  immediately before such decrease and (y) multiplying that fraction by the amount of the unrecovered futures interest trading loss prior to such decrease. In the event that the Trading Advisor experiences a trading loss in more than one calendar quarter without the Fund paying an intervening Incentive Fee and Assets are reduced in more than one such calendar quarter because of redemptions, a reallocation of Assets, or a distribution, then the trading loss for each such calendar quarter shall be adjusted in accordance with the formula described above and such reduced amount of futures interest trading loss shall be carried forward and used to offset subsequent futures interest trading profits..

(g)     Upon request from the Trading Advisor, the Managing Owner shall provide the data supporting any fee calculations.

6.	Designation of Additional Trading Advisors and Reallocation of Net Assets

(a)           If the Managing Owner at any time deems it to be in the best  interests  of  the  Fund, the  Managing Owner may designate  one or more additional trading advisors for  the Fund and  may  apportion  to  such  additional trading advisor(s) the management of such amounts of the Fund’s assets as  the Managing Owner shall determine in its absolute discretion.   The designation of an additional trading advisor or advisors and  the apportionment of the Fund’s assets to such trading advisor(s)  pursuant to  this  Section  6 shall neither terminate this  Agreement  nor modify in any regard the respective rights and obligations of the Fund, the Managing Owner and  the  Trading Advisor hereunder.  In the event that assets are reallocated from the Trading  Advisor,  the Trading Advisor shall  thereafter  receive management  and  incentive  fees  based,  respectively, on Assets, as reduced pursuant to this Section 6(a) and  the Trading  Profits attributable to such reduced Assets.
(b)           The Managing Owner may at any time and from time to time upon three business days' prior notice reallocate Assets to any other trading advisor or advisors of the Fund or allocate additional Assets upon three business days' prior notice to the Trading Advisor from such other trading advisor or advisors; provided that any such addition to or withdrawal from Assets will only take place on the last day of a month unless the Managing Owner determines that the best interests of the Fund require otherwise.  The Trading Advisor shall have the right to refuse any additional allocations to be made pursuant to this Section 6(b).

(c)           The Managing Owner shall not, without the consent of the Trading Advisor, allocate to the Trading Advisor "notional" assets of the Fund.

7.	Term

(a) This Agreement shall continue in effect for a period of one year from the date the Agreement was entered into unless otherwise terminated as set forth in this Section 7. The Trading Advisor may terminate this Agreement at the end of such one-year period by providing prior written notice of termination to the Fund at least sixty days prior to the expiration of such one-year period. If the Agreement is not terminated upon the expiration of such one-year period, this Agreement shall automatically renew for an additional one-year period and shall continue to renew for additional one-year periods until this Agreement is otherwise terminated, as provided for herein.  This Agreement shall automatically terminate if the Fund is dissolved.

(b) The Fund and Managing Owner each shall have the right to terminate this Agreement in its discretion (i) at any month end upon five days  prior written notice to the

Trading Advisor, or (ii) at any time upon prior written notice to the Trading Advisor upon the occurrence of any of the following events: (A) if John W. Henry  ceases for any reason to be a “principal” of the Trading Advisor; (B) if the Trading Advisor becomes bankrupt or insolvent; (C) if the Trading Advisor is unable to use its trading systems or methods as in effect on the date hereof and as modified in the future for the benefit of the Fund; (D) if the registration, as a commodity trading advisor, of the Trading Advisor with the CFTC or its membership in the NFA is revoked, suspended, terminated, or not renewed, or limited or qualified in any respect; (E) if the Trading Advisor merges or consolidates with, or sells or otherwise transfers its advisory business, or all or a substantial portion of its assets, any portion of its futures interest trading systems or methods, or its goodwill to, any individual or entity other than to another entity controlled by John W. Henry; (F) if, at any time, the Trading Advisor violates any Trading Policy or administrative policy, except with the prior express written consent of the Managing Owner; or (G) if the Trading Advisor fails in a material manner to perform any of its obligations under this Agreement.

(c) The Trading Advisor may terminate this Agreement at any time, upon thirty days’ prior written notice to the Fund and Managing Owner, in the event: (A) that the Managing Owner imposes additional trading limitation(s) in the form of one or more Trading Policies or administrative policies that the Trading Advisor does not consent to, such consent not to be unreasonably withheld; (B) the Managing Owner objects to the Trading Advisor implementing a proposed material change to the Trading Program and the Trading Advisor certifies to the Managing Owner in writing that it believes such change is in the best interests of the Fund; (C) the Managing Owner or the Fund materially breaches this Agreement and does not correct the breach within ten days of receipt of a written notice of such breach from the Trading Advisor; (D) the Assets fall below $* (after adding back trading losses) at any time; (E) the Fund becomes bankrupt or insolvent, (F) the registration of the Managing Owner with the CFTC as a commodity pool operator or its membership in the NFA is revoked, suspended, terminated or not renewed, or limited or qualified in any respect or (G) the Managing Owner overrides a trading instruction other than as specified in Section 2(a)..  If the Managing Owner or Fund merges, consolidates or sells a substantial portion of its assets pursuant to Section 12 of this Agreement, the Trading Advisor may terminate this Agreement upon prior written notice to the Managing Owner and Fund.

(d) Except as otherwise provided in this Agreement, any termination of this Agreement in accordance with this Section 7 shall be without penalty or liability to any party, on account of such termination.

(e) The indemnities set forth in Section 8 hereof shall survive any termination of this Agreement.

8.	Standard of Liability: Indemnifications.

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* Confidential material redacted and filed separately with the Commission.

(a) Limitation of Trading Advisor Liability. In respect of the Trading Advisor’s role in the futures interests trading of the Account , the Trading Advisor shall not be liable to the Fund or the Managing Owner or their partners, directors, officers, principals, managers, members, shareholders, employees, controlling persons or successors and assigns except that the Trading Advisor shall be liable for acts or omissions that constitute a breach of this Agreement or a representation, warranty or covenant herein, misconduct or negligence, or are the result of the Trading Advisor not having acted in good faith and in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the Fund. Mr.  John W. Henry shall have no liability to the Fund or Managing Owner under this Agreement or in connection with the transactions contemplated by it, except for fraud or misconduct by Mr. Henry.

(b) Trading Advisor Indemnity in Respect of Management Activities. The Trading Advisor shall indemnify, defend and hold harmless the Fund and the Managing Owner, their controlling persons, their affiliates and their respective directors, officers, principals, managers, members, shareholders, employees and controlling persons from and against any and all losses, claims, damages, liabilities (joint and several), costs, and expenses (including any reasonable investigatory, legal, accounting and other expenses incurred in connection with, and any amounts paid in, any litigation or other proceeding or any settlement; provided that, solely in the case of a settlement, the Trading Advisor shall have approved such settlement) incurred as a result of any action or omission involving the business or activities undertaken by the Trading Advisor pursuant to this Agreement, provided that such liability arises from an act or omission of the Trading Advisor, or any of its controlling persons or affiliates or their respective directors, officers, partners, shareholders or employees which is, found by a court of competent jurisdiction upon entry of a final judgment (or, if no final judgment is entered, by an opinion rendered by counsel who is approved by the Fund and the Trading Advisor, such approval not to be unreasonably withheld) to be a breach of this Agreement or a representation, warranty or covenant herein, the result of bad faith, misconduct or negligence, or conduct not done in good faith in the reasonable belief that it was in, or not opposed to, the best interests of the Fund.  The termination of any demand, claim, lawsuit, action or proceeding by settlement shall not, in itself, create a presumption that the conduct in question was not undertaken in good faith in a manner reasonably believed to be in, or not opposed to, the best interest of the Fund.

(c) Fund Indemnity in Respect of Management Activities.  The Fund and the Managing Owner shall, jointly and severally,  indemnify, defend and hold harmless the Trading Advisor, its controlling persons, their affiliates and their respective directors, officers, principals, managers, members, shareholders, employees and controlling persons, from and against any and all losses, claims, damages, liabilities (joint and several), costs and expenses (including any reasonable investigatory, legal, accounting and other expenses incurred in connection with, and any amounts paid in, any litigation or other proceeding or any settlement; provided that, solely in the case of a settlement, the Fund shall have approved such settlement) resulting from a demand, claim, lawsuit, action or proceeding (other than those incurred as a result of claims brought by or in the right of an indemnified party) relating to the business or activities undertaken by the Trading Advisor pursuant to this Agreement or a breach of this Agreement or a breach of a representation, warranty or covenant of the Managing Owner or the Fund;  provided that  a court of competent jurisdiction upon entry of a final judgment finds (or, if no final judgment is entered, by an opinion rendered by counsel who is approved by the Fund and the Trading Advisor, such approval not to be unreasonably withheld) to the effect that the action or inaction of such indemnified party that was the subject of the demand, claim, lawsuit, action or proceeding did not constitute negligence, misconduct, or a breach of this Agreement or a representation, warranty or covenant of the Trading Advisor herein and was done in good faith and in a manner such indemnified party reasonably believed to be in, or not opposed to, the best interests of the Fund.  The termination of any demand, claim, lawsuit, action or proceeding by settlement shall not, in itself, create a presumption that the conduct in question was not undertaken in good faith in a manner reasonably believed to be in, or not opposed to, the best interest of the Fund.

(d) Trading Advisor Indemnity in Respect of Sale of Units. The Trading Advisor shall indemnify, defend and hold harmless the Fund, the Managing Owner, any selling agent, their controlling persons and their affiliates and their respective directors, officers, principals, managers, members, shareholders, employees and controlling persons from and against any and all losses, claims, damages, liabilities, costs, and expenses, (joint and several), to which any indemnified person may become subject (including any reasonable investigatory, legal, accounting and other expenses incurred in connection with, and any amounts paid in, any litigation or other proceeding or any settlement; provided that, solely in the case of a settlement, the Trading Advisor shall have approved such settlement, and in connection with any administrative proceedings), in respect of the offer or sale of Units, insofar as such losses, claims, damages, liabilities, costs, or expenses (or action in respect thereof) arise out of, or are based upon: (i) a breach by the Trading Advisor of any applicable laws or regulations or any representation, warranty or agreement in this Agreement; or (ii) any materially untrue statement or omission relating or with respect to the Trading Advisor, or any of its principals, or their operations, trading systems, methods or performance, which was made in the Prospectus or any amendment or supplement thereto or any other sales literature and furnished by the Trading Advisor for inclusion therein.

(e)  Fund Indemnity in Respect of Sale of Units. The Fund and the Managing Owner shall, jointly and severally,  indemnify, defend and hold harmless the Trading Advisor its controlling persons, their affiliates and their respective directors, officers, principals, managers, members shareholders, employees and controlling persons from and against any and all loss claim, damage, liability, cost, and expense, joint and several, to which any indemnified person may become subject (including any reasonable investigatory, legal, accounting and other expenses incurred in connection with, and any amounts paid in, any litigation or other proceeding or any settlement; provided that, solely in the case of a settlement, the Fund shall have approved such settlement, and in connection with any administrative proceedings), in respect of the offer or sale of Units, unless such loss, claim, damage, liability, cost, or expense (or action in respect thereof) arises out of, or is based upon (i) a breach by the Trading Advisor of any applicable laws or regulations or any representation, warranty or agreement in this Agreement; or (ii) any materially untrue statement or omission relating or with respect to the Trading Advisor, or any of its principals or their operations, trading systems, methods or performance that was made in the Prospectus (or any amendment or supplement thereto) or in any other sales literature and furnished by the Trading Advisor for inclusion therein.

(f) Subject to Section 8(a) hereof, the foregoing agreements of indemnity shall be in addition to, and shall in no respect limit or restrict, any other remedies which may be available to an indemnified person.  Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the foregoing indemnitees may be paid by the Fund or the Managing Owner in advance of the final disposition of such action, suit or proceeding if (i) the legal action, suit or proceeding, if not sustained, would entitle the indemnitees to indemnification pursuant to the preceding paragraphs, and (ii) the Trading Advisor or such other indemnitee who received an advance undertakes to repay the advanced funds to the Fund and the Managing Owner in cases in which the foregoing indernnitees are not entitled to indemnification pursuant to the preceding paragraphs. Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the Trading Advisor and the Managing Owner shall be paid initially by the Managing Owner, subject to subsequent proportionate reimbursement by the Trading Advisor in the event of an unfavorable determination with respect to the Trading Advisor (e.g. if the Trading Advisor is found to be x% liable, the Trading Advisor shall reimburse the Fund or the Managing Owner x% of the expenses advanced by the Fund or the Managing Owner); provided, that such initial payment of expenses shall not be made by the Managing Owner on behalf of the Trading Advisor if the Trading Advisor elects to be represented by counsel of its own choice (except where the Trading Advisor so elects because it has interest adverse - a claim for indemnification shall not be considered adverse interest for this purpose - to the Managing Owner and/or the Fund) or distinct issues of law or fact are involved and, provided further, that in the event of the initial payment of such expenses by the Managing Owner, the Managing Owner shall have the exclusive right to select counsel reasonably acceptable to the Trading Advisor.

(g) Promptly after receipt by an indemnified person of notice of the commencement of any action, claim, or proceeding to which any of the indemnities may apply, the indemnified person will notify the indemnifying party in writing of the commencement thereof if a claim in respect thereof is to be made against the indemnifying party hereunder; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that the indemnifying party may have to the indemnified person hereunder, except where such omission has materially prejudiced the indemnifying party. In case any action, claim, or proceeding is brought against an indemnified person and the indemnified person notifies the indemnifying party of the commencement thereof as provided above, the indemnifying party will be entitled to participate therein and, to the extent that the indemnifying party desires, to assume the defense thereof with counsel selected by the indemnifying party and not unreasonably disapproved by the indemnified person. After notice from the indemnifying party to the indemnified person of the indemnifying party’s election so to assume the defense thereof as provided above, the indemnifying party will not be liable to the indemnified person under the indemnity provisions hereof for any legal and other expenses subsequently incurred by the indemnified person in connection with the defense thereof, other than reasonable costs of investigation.

Notwithstanding the preceding paragraph, if in any action, claim, or proceeding as to which indemnification is or may be available hereunder, an indemnified person reasonably determines that its interests are or may be adverse, in whole or in part, to the indemnifying party’s interests or that there may be legal defenses available to the indemnified person that are different from, in addition to, or inconsistent with the defenses available to the indemnifying party, the indemnified person may retain its own counsel in connection with such action, claim, or proceeding and will be indemnified (provided the indemnified person is so entitled) by the indemnifying party for any legal and other expenses reasonably incurred in connection with investigating or defending such action, claim, or proceeding.

In no event will the indemnifying party be liable for the fees and expenses of more than one counsel for all indemnified persons in connection with any one action; claim, or proceeding or in connection with separate but similar or related actions, claims, or proceedings in the same jurisdiction arising out of the same general allegations. The indemnifying party will not be liable for any settlement of any action, claim, or proceeding effected without the indemnifying party’s express written consent, but if any action, claim, or proceeding, is settled with the indemnifying party’s express written consent, the indemnifying party will indemnify, defend, and hold harmless an indemnified person as provided in this Section 8.

9.	Right to Advise Others and Uniformity of Acts and Practices.

(a) The Trading Advisor is engaged in the business of advising clients as to the purchase and sale of futures interests. During the term of this Agreement, the Trading Advisor, its principals and affiliates, will be advising other clients (including affiliates and the stockholders, officers, directors, and employees of the Trading Advisor and its affiliates and their families) and trading for their own accounts. The Trading Advisor will use its best efforts to implement a fair and consistent allocation policy that seeks to ensure that all clients are treated equitably and positions allocated as nearly as possible in proportion to the assets available for trading of the accounts managed or controlled by the Trading Advisor.  Upon written request, the Managing Owner may request a copy of the Trading Advisor’s procedures regarding the equitable treatment of trades across accounts.  Such procedures shall be provided to the Managing Owner within 30 days of such request by the Managing Owner.  Except as otherwise set forth herein, the Trading Advisor and its principals and affiliates agree to treat the Fund in a fiduciary capacity to the extent recognized by applicable law,.  Under no circumstances shall the Trading Advisor by any act or omission knowingly or intentionally favor any account advised or managed by the Trading Advisor over the account of the Fund in any way or manner. Nothing contained in this Section 9(a) shall preclude the Trading Advisor from charging different management and/or incentive fees to its clients. Subject to the Trading Advisor’s obligations under applicable law, the Trading Advisor or any of its principals or affiliates shall be free to advise and manage accounts for other clients and shall be free to trade on the basis of the same trading systems, methods, or strategies employed by the Trading Advisor for the account of the Fund, or trading systems, methods, or strategies that are entirely independent of, or materially different from, those employed for the account of the Fund, and shall be free to compete for the same futures interests as the Fund or to take positions opposite to the Fund, where such actions do not knowingly or intentionally prefer any of such accounts over the account of the Fund on an overall basis.

(b) The Trading Advisor shall not be restricted as to the number or nature of its clients, except that: (i) so long as the Trading Advisor acts as a trading advisor for the Fund, neither the Trading Advisor nor any of its principals or affiliates shall knowingly hold any position or control any other account that would cause the Fund, the Trading Advisor, or the principals or affiliates of the Trading Advisor to be in violation of the CEAct or any regulations promulgated thereunder, any other applicable law, or any applicable rule or regulation of the CFTC or any other regulatory or self regulatory body, exchange, or board; and (ii) neither the

Trading Advisor nor any of its principals or affiliates shall render futures interests trading advice to any other individual or entity or otherwise engage in activity that shall knowingly cause positions in futures interests to be attributed to the Trading Advisor under the rules or regulations of the CFTC or any other regulatory or self regulatory body, exchange, or board so as to require the significant modification of positions taken or intended for the account of the Fund; provided that the Trading Advisor may modify its trading systems, methods or strategies to accommodate the trading of additional funds or accounts.  If applicable speculative position limits are exceeded by the Trading Advisor in the opinion of (i) independent counsel (who shall be other than counsel to the Fund), (ii) the CFTC, or (iii) any other regulatory or self regulatory body, exchange, or board, the Trading Advisor and its principals and affiliates shall promptly liquidate positions in all of their accounts, including the Fund’s account, as to which positions are attributed to the Trading Advisor as nearly as possible in proportion to the accounts′ respective amounts available for trading (taking into account different degrees of leverage and “notional” equity) to the extent necessary to comply with the applicable position limits.

10.	Representations, Warranties, and Covenants of the Trading Advisor.

(a) Representations and Warranties of the Trading Advisor. The Trading Advisor represents and warrants to and agrees with the Managing Owner and the Fund as follows:

(i) It will exercise good faith and due care in implementing the Trading Program on behalf of the Fund as described in the Prospectus  (as modified from time to time) or any other trading programs agreed to by the Managing Owner and the Trading Advisor in writing for use by the Trading Advisor in managing the Account.

(ii) The Trading Advisor shall follow and comply with, at all times, the Trading Policies.

(iii) The Trading Advisor is duly organized, validly existing and in good standing under the laws of the state of its organization and is qualified to do business as a foreign corporation or and is in good standing in each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to so qualify would materially adversely affect the Trading Advisor’s ability to perform its duties under this Agreement. The Trading Advisor has full power and authority to perform its obligations under this Agreement. The only principals of the Trading Advisor are those set forth in the Prospectus and Disclosure Document (the “Trading Advisor Principals”).

(iv) The Disclosure Document contains all statements and information required to be included therein under the CEAct and other applicable laws, and such information is accurate and complete in all material respects.

(v) All references to the Trading Advisor and the Trading Advisor Principals and trading systems, methods and performance in the Prospectus are accurate and complete in all material respects. With respect to the Trading Advisor, the Trading Advisor Principals, and its trading systems, methods and performance:  (i) the Prospectus contains all statements and information required to be included therein under the CEAct and the rules and regulations thereunder, and (ii) the Prospectus does not contain, and will not during the term of this Agreement contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which such statements were made, not misleading. Except as otherwise disclosed in the Prospectus, the actual performance of each discretionary account directed by the Trading Advisor or any principal or affiliate of the Trading Advisor over the past five  years and year-to-date is disclosed in the Prospectus on either a composite or a stand alone basis. The information regarding the actual performance of such accounts set forth in the Prospectus have been calculated and presented in accordance with the descriptions therein and is complete and accurate in all material respects.

(vi) This Agreement has been duly and validly authorized, executed and delivered on behalf of the Trading Advisor and is a valid and binding agreement of the Trading Advisor enforceable in accordance with its terms.

(vii) Each of the Trading Advisor and the Trading Advisor Principals has all federal, state and foreign governmental, regulatory and exchange licenses and approvals and has effected all filings and registrations with federal, state and foreign governmental and regulatory agencies required to conduct its business and to act as described in the Prospectus or required to perform its or his obligations under this Agreement. The Trading Advisor is registered as a commodity trading advisor under the CEAct and is a member of the NFA in such capacity.

(viii) The execution and delivery of this Agreement, the incurrence of the obligations set forth herein, the consummation of the transactions contemplated herein and in the Prospectus will not violate, or constitute a breach of, or default under, the certificate of incorporation or bylaws (or any other organizational documents) of the Trading Advisor or any agreement or instrument by which it is bound or of any order, rule, law or regulation binding on it of any court or any governmental body or administrative agency or panel or self-regulatory organization having jurisdiction over it.

(ix) Since the respective dates as of which information is given in the Prospectus , and except as may otherwise be stated in or contemplated by the Prospectus , there has not been any material adverse change in the condition, financial or otherwise, business or prospects of the Trading Advisor or any Trading Advisor Principal.

(x) Except as set forth in the Prospectus  there have not been and there is not pending, or to the best of the Trading Advisor’s knowledge after due inquiry, threatened, any action, suit or proceeding before or by any court or other governmental body to which the Trading Advisor or any Trading Advisor Principal is or was a party, or to which any of the assets of the Trading Advisor is or was subject and which resulted in or might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business or prospects of the Trading Advisor.  None of the Trading Advisor or any Trading Advisor Principal has received any notice of an investigation by the NFA, CFTC or other administrative agency or self-regulatory body

(whether United States or foreign) regarding noncompliance by the Trading Advisor or any of the Trading Advisor Principals with the CEAct or any other applicable law.

(xi) Neither the Trading Advisor nor any Trading Advisor Principal has received, or is entitled to receive, directly or indirectly, any commission, finder’s fee, similar fee, or rebate from any person in connection with the organization or operation of the Fund.

(xii) Participation by the Trading Advisor in accordance with the terms hereof and as described in the Prospectus will not violate any provisions of the Investment Advisers Act of 1940, as amended.

(xiii) Neither the Trading Advisor nor any Trading Advisor Principal will use or distribute the Prospectus or any selling literature or engage in any selling activities whatsoever in connection with the offering of the Units.

(xiv) The information in the Prospectus furnished by  the Trading Advisor does not contain any misleading or untrue statements of a material fact or omit to state a material fact required to be stated therein to make the statements not misleading.

         (xvi) The foregoing representations and warranties shall be continuing during the term of this Agreement and if at any time any event shall occur which could make any of the foregoing representations or warranties inaccurate, the Trading Advisor shall promptly notify the Managing Owner and the Fund of the nature of such event.

(b) Covenants of the Trading Advisor.  The Trading Advisor covenants and agrees that:

(i) The Trading Advisor shall maintain all registrations and memberships necessary for the Trading Advisor to continue to act as described herein and to at all times comply in all respects with all applicable laws, rules, and regulations, to the extent that the failure to so comply would have a materially adverse effect on the Trading Advisor’s ability to act as described herein.

(ii) The Trading Advisor shall inform the Managing Owner immediately as soon as the Trading Advisor or any Trading Advisor Principal becomes the subject of any investigation, claim or proceeding of any regulatory authority having jurisdiction over such person or becomes a named party to any litigation materially affecting (or which may, with the passage of time, materially affect) the business of the Trading Advisor. The Trading Advisor shall also inform the Managing Owner immediately if the Trading Advisor or any of its officers becomes aware of any breach of this Agreement by the Trading Advisor.

(iii) The Trading Advisor agrees to cooperate by providing information regarding itself and its performance in the preparation of any amendments or supplements to the Prospectus (subject to the limitation set forth in Section 1 hereof).

11.	Representations and Warranties of the Fund and the Managing Owner; Covenants of the Managing Owner.

(a) The Fund and the Managing Owner represent and warrant to the Trading Advisor, as follows:

(i) The Fund is a Delaware statutory trust formed pursuant to its organizational documents and Delaware law and is validly existing and in good standing under the laws of the State of Delaware with full power and authority to engage in the trading of futures interests and to engage in its other contemplated activities as described in the Prospectus; the Fund is qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualification and where failure to be so qualified could materially adversely affect the Fund’s ability to perform its obligations hereunder and as described in the Prospectus.

(ii) The Managing Owner is duly organized and validly existing and in good standing as a limited liability company under the laws of the State of Delaware and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature or conduct of its business requires such qualification and where the failure to be so qualified could materially adversely affect the Managing Owner’s ability to perform its obligations hereunder and as described in the Prospectus .

(iii) The Fund and the Managing Owner have full power and authority under applicable law to conduct their business and to perform their respective obligations under this Agreement and as described in the Prospectus.

(iv) As of the date hereof,  the Prospectus contains all statements and information required to be included therein by the CEAct and the rules and regulations of the SEC or other applicable law and at all times subsequent thereto up to and including each closing, the Prospectus will comply in all material respects with the requirements of the rules of the NFA, the CEAct, 33 Act or other applicable laws. The Prospectus as of the date on which the Trading Advisor begins trading operations on behalf of the Account, and at each closing will not contain any misleading or untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Any supplemental sales literature, when read in conjunction with the Prospectus, will not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. This representation and warranty shall not, however, apply to any statement or omission in the Prospectus or supplemental sales literature made in reliance upon information furnished by and relating to the Trading Advisor, its trading methods or its trading performance.

(v) Since the respective dates as of which information is given in the Prospectus, there have not been any material adverse change in the condition, financial or otherwise, or business of the Managing Owner or the Fund, whether or not arising in the ordinary course of business.

(vi) This Agreement has been duly and validly authorized, executed and delivered by the Managing Owner on behalf of the Fund and constitutes a valid, binding and enforceable agreement of the Fund and the Managing Owner in accordance with its terms.

(vii) The execution and delivery of this Agreement, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein and in the Prospectus will not violate, or constitute a breach of, or default under, the Managing Owner’s organizational documents, or the Fund’s organizational documents, or any material agreement or instrument by which either the Managing Owner or the Fund, as the case may be, is bound or any material order, rule, law or regulation applicable to the Managing Owner or the Fund of any court or any governmental body or administrative agency or panel or self-regulatory organization having jurisdiction over the Managing Owner or the Fund.

(viii) Except as set forth in the Prospectus, there have not been in the five years preceding the date of the Prospectus and there is not pending or, to the Managing Owner’s knowledge, threatened, any action, suit or proceeding at law or in equity before or by any court or by any federal, state, municipal or other governmental body or any administrative, self-regulatory or commodity exchange organization to which the Managing Owner or the Fund is or was a party, or to which any of the assets of the Managing Owner or the Fund is or was subject; and neither the Managing Owner nor any of the principals of the Managing Owner (“Managing Owner Principals”) has received any notice of an investigation by the NFA, CFTC, SEC or any other administrative or self-regulatory organization regarding non-compliance by the Managing Owner or the Managing Owner Principals or the Fund with the CEAct, the Securities Act of 1933, as amended, or any applicable laws which are material to an investor’s decision to invest in the Fund.

(ix) The Managing Owner and the Managing Owner Principals have all federal, state and foreign governmental, regulatory and exchange approvals and licenses, and have effected all filings and registrations with federal, state and foreign governmental agencies required to conduct their business and to act as described in the Prospectus or required to perform their obligations under this Agreement (including, without limitation, registration as a commodity pool operator under the CEAct and membership in the NFA as a commodity pool operator) and will maintain all such required approvals, licenses, filings and registrations for the term of this Agreement. The Managing Owner’s principals identified in the Prospectus are all of the Managing Owner Principals.

(x) The Fund is and shall remain in material compliance in all respects with all laws, rules, regulations and orders of any government, governmental agency or self-regulatory organization applicable to its business as described in the Prospectus and this Agreement.

(xi) The foregoing representations and warranties shall be continuing during the term of this Agreement and if at any time any event shall occur which could make any of the foregoing representations or warranties inaccurate, the Managing Owner shall promptly notify the Trading Advisor of the nature of such event.

(b) Covenants of the Managing Owner. The Managing Owner covenants and agrees that:

(i) The Managing Owner shall maintain all registrations and memberships necessary for the Managing Owner to continue to act as described herein and in the Prospectus and to all times comply in all respects with all applicable laws, rules, and regulations, to the extent that the failure to so comply would have a materially adverse effect on the Managing Owner’s ability to act as described herein and in the Prospectus.

(ii) The Managing Owner shall inform the Trading Advisor immediately as soon as the Managing Owner, the Fund or any of their principals becomes the subject of any lawsuit, investigation, claim, or proceeding of any regulatory authority having jurisdiction over such person or becomes a named party to any litigation materially affecting the business of the Managing Owner or the Fund. The Managing Owner shall also inform the Trading Advisor immediately if the Managing Owner or the Fund or any of their officers become aware of any material breach of this Agreement by the Managing Owner or the Fund.

(iii) The Fund will furnish to the Trading Advisor copies of the Prospectus, and all amendments and supplements thereto, in each case as soon as available and will ensure that the Fund does not use any such amendments or supplements as to which the Trading Advisor in writing has reasonably objected.

12.	Complete Agreement.

Except for eighth, ninth and tenth paragraphs of Section 1 of the advisory agreement among the Managing Owner, the Fund and the Trading Advisor dated April 3, 1997 (which shall survive with respect to activities conducted pursuant to such agreement prior to November 1, 2008, and in no way is an expansion of any rights under such paragraphs with respect to the Trading Advisor), this Agreement constitutes the entire agreement between the parties with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the parties unless in writing and signed by the party against whom enforcement is sought.

13.	Assignment.

Subject to Section 12, hereof, this Agreement may not be assigned, transferred by operation of law, change in control or otherwise, by any party hereto without the express prior written consent of the other parties hereto.

14.	Amendment.

This Agreement may not be amended except by the written consent of the parties hereto.  No waiver of any provision of this Agreement shall be implied from any course of dealings between the parties, from any failure by any party to assert its rights hereunder or any occasion or series of occasions.

15.	Severability.

The invalidity or unenforceability of any provision of this Agreement or any covenant herein contained shall not affect the validity or enforceability of any other provision or covenant hereof or herein contained and any such invalid provision or covenant shall be deemed to be severable.

16.	Closing Certificates.

(a) The Trading Advisor shall, at the initial closing and at the request of the Managing Owner at any monthly closing (as described in the Prospectus), provide the following:

(i) To the Managing Owner and the Fund, a certificate, dated the date of any such closing and in form and substance satisfactory to such parties, to the effect that;

(A) the representations and warranties by the Trading Advisor in this Agreement are true, accurate, and complete on and as of the date of the closing, as if made on the date of the closing; and

(B) the Trading Advisor has performed all of its obligations and satisfied all of the conditions on its part to be performed or satisfied under this Agreement, at or prior to the date of such closing.

(ii) To the Managing Owner and the Fund, a report as of the closing date which shall present, for the period from the date after the last day covered by the historical performance records in the Prospectus to the latest practicable day before closing, figures which shall be a continuation of such historical performance records and which shall certify that such figures are, to the best of such Trading Advisor’s knowledge, accurate in all material respects.

(b) Upon the reasonable request (and only in the case of a regulatory purpose) of the Managing Owner, the Trading Advisor shall provide a legal opinion of the Trading Advisor’s counsel in a form acceptable to the Managing Owner.

(c) The Managing Owner shall, at the initial closing and at the request of the Trading Advisor at any closing (as described in the Prospectus), provide the following:

(i) To the Trading Advisor, a certificate, dated the date of such closing and in form and substance satisfactory to the Trading Advisor, to the effect that:

(A) the representations and warranties by the Fund and the Managing Owner in this Agreement are true, accurate, and complete on and as of the date of the closing as if made on the date of the closing;

(B) no order preventing or suspending the use of the Prospectus has been issued by the CFTC, the SEC, any state securities commission, or the NFA or other self-regulatory organization and no proceedings for that purpose shall have been instituted or are pending or, to the knowledge of the Managing Owner, are contemplated or threatened under the CEAct; and

(C) The Fund and the Managing Owner have performed all of their obligations and satisfied all of the conditions on their part to be performed or satisfied under this Agreement at or prior to the date of the closing.

17.	Inconsistent Filings.

If the Trading Advisor intends to file, to participate in the filing of, or to publish any description of the Trading Advisor, or of its respective principals or trading approaches that is materially inconsistent with those in the Disclosure Document, the Trading Advisor shall inform the Managing Owner of such intention and shall furnish copies of all such filings or publications at least ten Business Days prior to the date of filing or publication.

18.	Disclosure Documents.

(a) During the term of this Agreement, the Trading Advisor shall furnish to the Managing Owner promptly copies of all disclosure-documents as filed in final form with the CFTC, NFA or other self-regulatory organization by the Trading Advisor.  The Managing Owner and Fund each acknowledge receipt of the Trading Advisor’s disclosure document dated June 1, 2008 (the “Disclosure Document”).

(b) The Managing Owner and the Fund will not distribute or supplement any promotional material relating to the Trading Advisor unless the Trading Advisor has received such material in writing with   reasonable prior notice prior to first intended use  and has approved its use  in writing.

19. Track Record.  The track record and other performance information of the Fund shall be the property of the Managing Owner and not the Trading Advisor.

20.	Use of Name.

Upon termination of this Agreement, the Fund, at its expense, as promptly as practicable:  (i) shall take all necessary action to cause the Prospectus and organizational documents of the Fund to be amended in order to eliminate any reference to the Trading Advisor (except to the extent required by law, regulation or rule); and (ii) shall cease to use in any other manner, including, but not limited to, use in any sales literature or promotional material, the name of the Trading Advisor or any name, mark or logo type derived from it or similar to it (except to the extent required by law, regulation or rule).

21.	Notices.

All notices required to be delivered under this Agreement shall be in writing and shall be effective when delivered personally on the day delivered, by facsimile on receipt confirmation, by email followed by delivery of an original, or when given by registered or certified mail, postage prepaid, return receipt requested, on the second business day following the day on which it is so mailed, addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

if to the Fund:
JWH Global Trust c/o R. J. O’Brien Fund Management, LLC 222 S. Riverside Plaza Suite 9 Chicago, Illinois 60606 Attn: Annette A. Cazenave Facsimile: 312-373-4831 Email: acazenave@rjobrien.com if to the Managing Owner:

R. J. O’Brien Fund Management, LLC 222 S. Riverside Plaza Suite 9 Chicago, Illinois 60606 Attn: Annette A. Cazenave Facsimile: 312-373-4831 Email: acazenave@rjobrien.com

With a copy to:

Alston & Bird LLP 90 Park Avenue New York, NY 10016 Attn: Timothy P. Selby Facsimile: (212) 210-9444 Email: timothy.selby@alston.com if to the Trading Advisor:
Kenneth S. Webster John W. Henry & Company, Inc. 301 Yamato Road, Suite 2200 Boca Raton FL 33431 Facsimile:561 994-6887 Email
22.	Continuing Nature of Representations Warranties and Covenants: Survival.

All representations, warranties and covenants contained in this Agreement shall be continuing during the term of this Agreement and the provisions of this Agreement shall survive the termination of this Agreement with respect to any matter arising while this Agreement was in effect.  Each party hereby agrees that as of the date of this Agreement it is, and during its term shall be, in compliance with its representations, warranties and covenants herein contained.  In addition, if at any time any event occurs which would make any of such representations, warranties or covenants not true, the affected party will use its best efforts to promptly notify the other parties of such fact.

23.	Third-Party Beneficiaries.

This Agreement is not intended and shall not convey any rights to any party that is not a signatory to this Agreement.

24.	Governing Law.

This Agreement and any amendment hereto shall be governed by, and construed in accordance with, the laws of the State of Illinois, United States of America  (excluding the law thereof which requires the application of, or reference to, the law of any other jurisdiction).  Each party hereto expressly and irrevocably agrees (a) that it waives any objection, and specifically consents, to venue in the United States federal or state courts located in the City of Chicago, State of Illinois, United States of America, so that any action at law or in equity may be brought and maintained in any such court, and (b) that service of process in any such action may be effected against such party by certified or registered mail or in any other manner permitted by applicable United States Federal Rules of Civil Procedure or rules of the Courts of the State of Illinois.  In addition each party hereto expressly and irrevocably waives, in respect of any action brought in any United States federal or state court located in the City of Chicago, State of Illinois or any resulting judgment, any objection, and hereby specifically consents, to the jurisdiction of any such court and agrees not to seek to change the situs of such action or to assert that any other court in any other jurisdiction is a more suitable forum for the hearing and adjudication of any claim or dispute raised in such action.

25.	Remedies.

In any action or proceeding arising out of any of the provisions of this Agreement, the Trading Advisor agrees not to seek any prejudgment equitable or ancillary relief. The Trading Advisor agrees that its sole remedy in any such action or proceeding shall be to seek actual monetary damages for any breach of this Agreement, except that Trading Advisor may seek a declaratory judgment with respect to the indemnification provisions of this Agreement.

26.	Headings.

Headings to sections herein are for the convenience of the parties only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

27.	Successors.

This Agreement including the representations, warranties and covenants contained herein shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns, and no other person shall have any right or obligation under this Agreement.

28.	Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

29.	Waiver of Breach.

The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or of a breach by any other party.  The failure of a party to insist upon strict adherence to any provision of the Agreement shall not constitute a waiver or thereafter deprive such party of the right to insist upon strict adherence.

IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

JWH GLOBAL TRUST by R.J. O’Brien Fund Management, LLC Managing Owner
By _______________________________ Name: Title:

R.J. O’BRIEN FUND MANAGEMENT, LLC
By _______________________________ Name: Title:

JOHN W. HENRY & COMPANY, INC. By _______________________________ Name: Title:

EXHIBIT A

Trading Policies

1.           The Trading Advisor will not employ the trading technique commonly known as“pyramiding,” in which the Trading Advisor uses unrealized profits on existing positionsin a given futures interest due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related futures interest. Taking into account the Fund’s open trade equity (i.e., the profit or loss on an open futures interest position) on existing positions in determining generally whether to acquire additional futures interest positions on behalf of the Fund will not be considered to constitute “pyramiding.”

2.           The Trading Advisor will not utilize borrowings on behalf of the Fund.

3.           The Trading Advisor will not “churn” the Fund’s assets. Churning is the unnecessaryexecution of trades so as to generate increased brokerage commissions.

4.           The Trading Advisor will trade currencies and other commodities on futures exchanges,in the interbank and forward contract markets only with banks, brokers, dealers, and otherfinancial institutions which the Managing Owner has authorized in writing.

5.           The Trading Advisor will trade only in those futures interests that have been approved bythe CFTC as suitable for US investors [this is a CFTC regulation]. The Trading Advisorwill not establish new positions in a futures interest on behalf of the Fund for any one contract month or option if such additional positions would result in a net long or short position for that futures interest requiring as margin or premium more than 15% of the Fund’s net assets traded by the Trading Advisor. In addition, the Trading Advisor will, on behalf of the Fund, except under extraordinary circumstances, maintain positions in futures interests in at least two market segments (i.e., agricultural items, industrial items (including energies), metals, currencies, and financial instruments (including stock, financial, and economic indexes)) at any one time.

6.           The Trading Advisor will not acquire additional positions in any futures interest onbehalf of the Fund if such additional positions would result in the aggregate net long orshort positions for all futures interests requiring as margin or premium for all outstanding positions more than 66 2/3% of the Fund’s net assets traded by the Trading Advisor.

7.           The Trading Advisor will not purchase, sell, or trade securities (except securitiesapproved by the CFTC for investment of customer funds).

8.           The Trading Advisor will be responsible for errors committed or caused by it intransmitting orders for the purchase or sale of futures interests for the Fund’s account inaccordance with the terms of the advisory agreement with the Fund.

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EXHIBIT B

COMMODITY TRADING AUTHORITY

Dear John W. Henry & Company, Inc.:

JWH Global Trust (the “Fund”) and R.J. O’Brien Fund Management, LLC, the Fund’s Managing Owner (the “Managing Owner”) do hereby make, constitute and appoint you continue  to act as the Fund’s sole attorney-in-fact with respect to that account established for your management pursuant to the Agreement described below, to buy and sell futures interests through such futures commission merchants or otherwise as shall be agreed on by you and the Managing Owner on behalf of the Fund, pursuant to the trading program identified in the Agreement among the Fund, the Managing Owner and you as of the 16th day of September, 2008, as amended or supplemented, and in accordance with the terms and conditions of said Agreement.

This authorization shall terminate and be null, void and of no further effect simultaneously with the termination of the said Agreement.

Very truly yours,
JWH GLOBAL TRUST by R.J. O’Brien Fund Management, LLC Managing Owner
By _______________________________ Name: Title:

R.J. O’BRIEN FUND MANAGEMENT, LLC
By _______________________________ Name: Title:

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EXHIBIT C

FUTURES INTERSTS TRADED

Markets traded:

Interest Rates

Global Stock Indices

Currencies

Energies

Meats

Grains

Precious and Base Metals

Softs

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